Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO

Arthur R. Zunker, Jr.
Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
THIRD QUARTER RESULTS
          (Dallas, TX January 30, 2008): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2008 ended December 31, 2007. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our third quarter results:
•	RECORD HIGH THIRD QUARTER SALES VOLUME IN CEMENT — 850,000 TONS SOLD DURING THE QUARTER

•	RECORD HIGH QUARTERLY CEMENT AVERAGE NET SALES PRICE

•	WALLBOARD NET SALES PRICE AVERAGED $100 PER THOUSAND SQUARE FEET DURING THE QUARTER, A 37% DECLINE

•	WALLBOARD VOLUMES ONLY DECLINED 8% DURING THE QUARTER

•	COMPLETED CONSTRUCTION OF NEW WALLBOARD PLANT IN GEORGETOWN, SOUTH CAROLINA AND COMMENCED START-UP

•	REPURCHASED 1,088,900 SHARES OF OUR STOCK SINCE SEPTEMBER 30, 2007
     For the quarter ended December 31, 2007, revenues and net earnings were $173.0 million and $22.4 million, respectively. Revenues decreased 19% from the prior year third quarter and net earnings decreased 45% from the same period. Diluted earnings per share for the third quarter of fiscal 2008 were $0.50 compared with $0.83 in the same period a year ago, a 40% decline.
     Our cement operations continued to perform well, and Eagle set a record for third quarter cement operating earnings. Demand for cement in the U.S. remains approximately 20% greater than domestic supply, requiring high-priced imports to fill the shortfall. Price increases have been announced in all of our cement markets for April 2008.
     Continued weak residential activity during the quarter put downward pressure on wallboard sales volumes and sales prices. Industry wallboard shipments for the quarter were down 12% compared to the prior year’s third quarter. However, the rate of decline in wallboard pricing slowed substantially during the last half of the quarter. Our wallboard net sales price averaged approximately $100 for the quarter.
     Since September 30, 2007, Eagle has repurchased 1,088,900 shares of its stock, at an average purchase price of $31.99 per share; leaving 717,300 shares available under its current repurchase authorization.

     Additionally, construction of our new wallboard plant in Georgetown, South Carolina was completed during the quarter. The start-up of the new wallboard plant has commenced, and we expect commercial sales to begin in February.
GYPSUM WALLBOARD
          Gypsum Wallboard revenues for the third quarter totaled $73.4 million, a 36% decrease from the $114.4 million for the same quarter a year ago. Gypsum Wallboard’s third quarter operating earnings were $6.9 million, down 83% from the $41.6 million for the same quarter last year. The revenue and earnings decline for the quarter resulted primarily from lower sales prices combined with lower sales volumes. The average net sales price for this fiscal year’s third quarter was $100.32 per MSF, 37% below the $159.73 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 545 million square feet (MMSF) for the quarter declined 8% from the prior year’s third quarter.
CEMENT
          Operating earnings from Cement increased 60% to $26.6 million for the third quarter this year from $16.6 million for the same quarter last year. Cement revenues, including joint venture and intersegment revenues, for the third quarter totaled $85.8 million, 10% greater than the $77.7 million for the same quarter a year ago. Cement sales volume for the third quarter totaled 850,000 tons, 9% above the 779,000 tons for the same quarter last year. Eagle was able to meet these increased market requirements with additional manufacturing production from our recently expanded Illinois Cement plant and by continuing to supplement our markets with lower margin purchased cement. Eagle’s purchased cement sales volumes for the quarter declined to approximately 173,000 tons, or 20% of total sales volume, versus approximately 241,000 tons in the prior year’s third quarter. The average net sales price for this fiscal year’s third quarter was the highest quarterly average net sales price in Eagle’s history and was 3% greater than the prior year’s third quarter.
PAPERBOARD
          Eagle’s Paperboard operation reported third quarter revenues, including sales to Eagle’s Wallboard operations, of $32.1 million which was 7% greater than last year’s third quarter. Paperboard operating earnings of $5.1 million for the third quarter this year were up 2% from last year’s third quarter. While the quarterly earnings comparative was positive, the results reflect a significant increase in the cost of recycled fiber and reduced sales of gypsum linerboard offset by the favorable settlement of an outstanding lawsuit. For this year’s third quarter, Paperboard sales volume was 65,000 tons, flat from last year’s third quarter. This year’s third quarter average net sales price of $486.23 per ton was a record high and was 7% above last year’s third quarter average net sales price of $455.82 per ton.
CONCRETE AND AGGREGATES
          Revenues from Concrete and Aggregates were $22.4 million for this year’s third quarter, 9% less than the $24.7 million for the third quarter a year ago. Concrete and Aggregates reported a $3.1 million operating profit for this year’s third quarter, down 27% from the $4.3 million operating profit for the same quarter last year, primarily due to lower sales volumes in Northern California for both concrete and aggregates.
          Concrete sales volume decreased 3% for the third quarter this year to 215,000 cubic yards from 221,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $77.88 per cubic yard for the third quarter of fiscal 2008 was a record high for

Eagle and was 6% higher than the $73.34 per cubic yard for the third quarter a year ago. Our Aggregates operation reported sales volume of 862,000 tons for the current quarter, 28% less than the third quarter last year. Our Aggregates quarterly average net sales price was $6.49 during the third quarter and was 7% below last year’s third quarter Aggregates average net sales price. The pricing decline reflects an increase in sales volumes in Texas where our average net sales price is lower relative to Northern California.
DETAILS OF FINANCIAL RESULTS
          We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
          In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

          EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, January 31, 2008. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
###
     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Nine Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

	Quarter Ended December 31,
	2007	2006	Change
Revenues	$173,005	$214,179	-19%
Earnings Before Income Taxes	$31,954	$61,351	-48%
Net Earnings	$22,375	$40,917	-45%
Earnings Per Share:
- Basic	$0.51	$0.85	-40%
- Diluted	$0.50	$0.83	-40%
Average Shares Outstanding:
- Basic	44,019,262	48,354,882	-9%
- Diluted	44,596,051	49,011,353	-9%

	Nine Months Ended December 31,
	2007	2006	Change
Revenues	$604,705	$730,621	-17%
Earnings Before Income Taxes	$139,778	$250,299	-44%
Net Earnings	$95,856	$166,104	-42%
Earnings Per Share:
- Basic	$2.07	$3.36	-38%
- Diluted	$2.05	$3.31	-38%
Average Shares Outstanding:
- Basic	46,227,109	49,415,067	-6%
- Diluted	46,834,390	50,117,681	-7%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended December 31,
	2007	2006	Change
Revenues*

Gypsum Wallboard	$73,371	$114,411	-36%
	43%	54%
Cement (Wholly Owned)	57,697	56,408	2%
	33%	26%
Paperboard	19,433	18,632	4%
	11%	9%
Concrete & Aggregates	22,148	24,245	-9%
	13%	11%
Other, net	356	483	-26%
	0%	0%

Total	$173,005	$214,179	-19%
	100%	100%

Operating Earnings

Gypsum Wallboard	$6,878	$41,577	-83%
	16%	62%
Cement:
Wholly Owned	16,746	9,048	85%
Joint Venture	9,854	7,596	30%

	26,600	16,644	60%
	63%	24%
Paperboard **	5,096	4,990	2%
	12%	7%
Concrete & Aggregates	3,135	4,320	-27%
	8%	6%
Other, net	356	483	-26%
	1%	1%

Total Operating Earnings	42,065	68,014	-38%
	100%	100%

Corporate General Expenses	(4,300)	(5,622)
Interest Expense, net	(5,811)	(1,041)

Earnings Before Income Taxes	$31,954	$61,351	-48%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Includes approximately $2.3 million related to the favorable settlement of an outstanding lawsuit.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Nine Months Ended December 31,
	2007	2006	Change
Revenues*

Gypsum Wallboard	$266,761	$399,685	-33%
	44%	55%
Cement (Wholly Owned)	204,069	194,793	5%
	34%	27%
Paperboard	61,947	56,948	9%
	10%	8%
Concrete & Aggregates	70,434	75,433	-7%
	12%	10%
Other, net	1,494	3,762	-60%
	0%	0%

Total	$604,705	$730,621	-17%
	100%	100%

Operating Earnings

Gypsum Wallboard	$49,298	$164,370	-70%
	29%	61%
Cement:
Wholly Owned	65,223	48,974	33%
Joint Venture	25,304	24,594	3%

	90,527	73,568	23%
	54%	28%
Paperboard **	15,232	14,447	5%
	9%	5%
Concrete & Aggregates	11,286	13,106	-14%
	7%	5%
Other, net	1,494	3,762	-60%
	1%	1%

Total Operating Earnings	167,837	269,253	-38%
	100%	100%

Corporate General Expenses	(14,393)	(15,034)
Interest Expense, net	(13,666)	(3,920)

Earnings Before Income Taxes	$139,778	$250,299	-44%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Includes approximately $2.3 million related to the favorable settlement of an outstanding lawsuit.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MMSF’s)	545	590	-8%	1,799	1,982	-9%

Cement (M Tons):
Wholly Owned	571	572	0%	2,029	1,994	2%
Joint Venture	279	207	35%	792	619	28%

	850	779	9%	2,821	2,613	8%
Paperboard (M Tons):
Internal	23	22	5%	73	80	-9%
External	42	43	-2%	135	132	2%

	65	65	0%	208	212	-2%

Concrete (M Cubic Yards)	215	221	-3%	645	692	-7%

Aggregates (M Tons)	862	1,201	-28%	3,203	3,969	-19%

	Average Net Sales Price*
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MSF)	$100.32	$159.73	-37%	$113.64	$168.03	-32%
Cement (Ton)	$96.31	$93.81	3%	$96.07	$92.45	4%
Paperboard (Ton)	$486.23	$455.82	7%	$481.08	$450.70	7%
Concrete (Cubic Yard)	$77.88	$73.34	6%	$76.18	$70.95	7%
Aggregates (Ton)	$6.49	$6.97	-7%	$6.92	$6.84	1%

*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Intersegment Revenues:
Cement	$2,431	$2,654	$7,262	$7,491
Paperboard	12,658	11,281	40,053	40,664
Concrete and Aggregates	222	467	902	1,226

	$15,311	$14,402	$48,217	$49,381

Cement Revenues:
Wholly Owned	$57,697	$56,408	$204,069	$194,793
Joint Venture	25,690	18,676	72,718	55,756

	$83,387	$75,084	$276,787	$250,549

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,		March 31,
	2007	2006	2007*
ASSETS
Current Assets —
Cash and Cash Equivalents	$65,820	$61,797	$17,215
Accounts and Notes Receivable, net	53,217	69,363	77,486
Inventories	85,998	66,663	78,908

Total Current Assets	205,035	197,823	173,609

Property, Plant and Equipment —	1,059,235	954,411	986,821
Less: Accumulated Depreciation	(362,460)	(325,436)	(333,641)

Property, Plant and Equipment, net	696,775	628,975	653,180
Notes Receivable	7,546	8,565	8,270
Investments in Joint Venture	39,166	42,692	43,862
Goodwill and Intangibles	69,740	67,377	70,218
Other Assets	104,304	18,503	22,271

	$1,122,566	$963,935	$971,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities —
Accounts Payable	$47,350	$51,846	$52,359
Accrued Liabilities	57,273	59,365	55,665

Total Current Liabilities	104,623	111,211	108,024

Senior Notes	400,000	200,000	200,000
Bank Credit Facility	—	—	—
Deferred Income Taxes	183,219	115,442	117,340
Stockholders’ Equity —
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,034,925, 48,316,090 and 47,909,103 Shares, respectively.	440	483	479
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(850)	(1,404)	(850)
Retained Earnings	435,134	538,203	546,417

Total Stockholders’ Equity	434,724	537,282	546,046

	$1,122,566	$963,935	$971,410

*From audited financial statements.